Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2012

FINANCIAL RESULTS

39th Consecutive Profitable Quarter

Third Quarter Fully Diluted Earnings per Share of $.87

LAS VEGAS, Oct 24, 2012 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2012 as well as comparisons to prior year equivalents:

Unaudited	3Q12	3Q11	Change
Total operating revenue (millions)	$216.9	$191.5	13.2%
Operating income (millions)	$28.7	$16.7	71.8%
Operating margin	13.3%	8.7%	4.5	pp
EBITDA (millions)	$44.6	$27.5	62.3%
EBITDA margin	20.6%	14.4%	6.2	pp
Net income (millions)	$16.9	$9.5	78.6%
Diluted earnings per share	$0.87	$0.49	77.6%

“We are very proud to report our 39th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “I'd like to thank our Team Members for their great efforts and contributions to another successful quarter. The third quarter is typically our weakest quarter of the year, and yet we were able to produce the highest third quarter earnings per share in the company's history. This is particularly noteworthy to have done this in a quarter with the average oil price at $92 per barrel and in a demand environment that has been slightly weaker than historical norms.”

Notable company highlights

●	Entered into a lease agreement with GECAS for nine Airbus A319 aircraft on August 27
●	Announced intention to acquire ten Airbus A319 aircraft from Cebu Pacific Air on July 30
●	Announced service to Honolulu from Boise, Idaho, Phoenix, Ariz and Spokane, Wash to begin in early February 2013
●	Announced the formation of Allegiant Systems, a joint venture with AvIntel and Lixar IT to develop and market a wide variety of mobile technology services to the commercial aviation industry
●	As of October 23, we have converted 40 MD-80s to 166 seat aircraft
●	Announced fifteen routes, in addition to Hawaii, expected to begin in the fourth quarter of 2012

Allegiant Q3 2012 Earnings

Page # 2

Revenue performance

●	Average fare – ancillary air-related revenue per passenger has grown to $37.05 in the third quarter 2012, a $4.66 increase since the first quarter 2012
●	September average fare – ancillary air-related revenue per passenger has grown to $38.08, a $5.48 increase since March 2012
●	11th consecutive quarter of year over year increases in total average fare

	3Q12	3Q11	Change
Scheduled Service:
Average fare - scheduled service	$82.30	$84.94	(3.1)%
Average fare - ancillary air-related charges	$37.05	$30.38	22.0%
Average fare - ancillary third party products	$5.59	$5.31	5.3%
Average fare - total	$124.94	$120.63	3.6%
Scheduled service passenger revenue per ASM (PRASM) (cents)	7.89	8.58	(8.0)%
Total scheduled service revenue* per ASM (TRASM) (cents)	11.98	12.19	(1.7)%
Load factor	90.1%	92.2%	(2.1	)pp
Passengers (millions)	1.6	1.5	9.4%
Average passengers per departure	143	136	5.1%

* Total scheduled service revenue includes scheduled service, ancillary air-related, and ancillary third party revenue.

Cost performance

●

Cost per ASM excluding fuel decreased 5.6 percent to 5.4 cents in the third quarter versus the same period in 2011 despite a 10.3 percent decrease in aircraft utilization. Fuel cost per passenger in the third quarter decreased 2.3 percent to $52.07 versus last year

●	Third quarter ASMs per gallon increased 7.1 percent to 63.3 versus last year, and increased 2.2 percent from the second quarter 2012
●	Salaries and benefits expense per passenger increased 1.8 percent despite a 14.9 percent increase in full time equivalent employees
●

Maintenance and repairs expense per passenger decreased 20.6 percent due primarily to an 84 percent decline in engine overhaul expenses. Year to date, engine overhaul expenses are down 41 percent versus last year.

●

Sales and marketing expense per passenger decreased 22.1 percent versus last year due to the implementation of a discount for customers paying with less expensive forms of payment. Nearly 40 percent of all transactions in the third quarter were paid by debit card

	3Q12	3Q11	Change
Total System*:
Operating expense per passenger	$108.92	$110.71	(1.6)%
Operating expense per passenger, excluding fuel	$56.85	$57.43	(1.0)%
Operating expense per ASM (CASM) (cents)	10.29	10.97	(6.2)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.37	5.69	(5.6)%
Average block hours per aircraft per day	5.2	5.8	(10.3)%

* Total system includes scheduled service, fixed-fee contract and non-revenue flying.

 Allegiant Q3 2012 Earnings

Page # 3

Third party products performance

●	Ancillary revenue – third party products per passenger increased 5.3 percent, our tenth consecutive quarter of year over year increases
●	Net revenue from car rentals increased 41.3 percent versus the third quarter of 2011
●	Year to date rental car days grew 28.1 percent versus last year
●	Year to date hotel room nights outside of Las Vegas have increased 22.9 percent versus last year

Supplemental Ancillary Revenue Information Unaudited (thousands)	3Q12	3Q11	Change
Gross ancillary revenue - third party products	$28,311	$27,315	3.6%
Cost of goods sold	$(18,475)	$(18,395)	0.4%
Transaction costs*	$(800)	$(1,078)	(25.8)%
Ancillary revenue - third party products	$9,036	$7,842	15.2%
As percent of gross	31.9%	28.7%	3.2	pp
As percent of income before taxes	34.0%	52.6%	(18.6)	pp
Ancillary revenue - third party products/scheduled passenger	$5.59	$5.31	5.3%

Hotel room nights (thousands)	163.4	164.6	(0.7)%
Rental car days (thousands)	183.3	149.5	22.6%

* Includes payment expenses and travel agency commissions.

Balance sheet highlights

●	Currently have $45 million in share repurchase authority

Unaudited (millions)	9/30/12	12/31/11	Change
Unrestricted cash*	$371.9	$319.5	16.4%
Unrestricted cash net of air traffic liability	$232.5	$200.8	15.8%
Total debt	$153.7	$146.1	5.2%
Total stockholders' equity	$423.1	$351.5	20.4%

Nine months ended September 30,
Unaudited (millions)	2012	2011	Change
Capital expenditures	$88.8	$69.0	28.7%

* Unrestricted cash includes investments in marketable securities.

Allegiant Q3 2012 Earnings

Page # 4

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision

Revenue guidance	October 2012	4Q12
Estimated PRASM year-over-year change	(14) to (12)%	(9) to (7)%

Fixed fee and other revenue guidance		4Q12
Fixed fee and other revenue (millions)		$9 to $11

Aircraft guidance		4Q12
Number of MD-80s to be converted to 166 seats*		43 to 45

Capacity guidance
System	4Q12	1Q13
Departure year-over-year growth	+3 to 7%	(8) to (4)%
ASM year-over-year growth	+17 to 21%	+12 to 16%
Scheduled
Departure year-over-year growth	+6 to 10%	(2) to 2%
ASM year-over-year growth	+21 to 25%	+15 to 19%

Cost guidance	4Q12	FY12
CASM ex fuel – year-over-year change	(3) to (1)%	(7) to (5)%

CAPEX guidance		FY12
Capital expenditures (millions)		$125 to $135

CASM ex fuel – cost per available seat mile excluding fuel expense

* Number of aircraft expected to be completed by end of the quarter

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. EDT today, October 24, 2012, to discuss its third quarter 2012 financial results. A live broadcast of the conference call will be available via the Company's Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2012 Earnings

Page # 5

About the Company

Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and its subsidiary Allegiant Vacations offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website,www.allegiant.com. The company was ranked ninth in the 2011 Forbes' Best Small Companies. Allegiant was also recently named one of FORTUNE magazine's “100 Fastest-Growing Companies” for the second consecutive year. ALGT/G

Media Inquiries: Brian Davis

mediarelations@allegiantair.com

Investor Inquiries: Chris Allen

ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures and number of aircraft to be modified, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our planned introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, problems with our aircraft, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company

Consolidated Statements of Income

Three Months Ended September 30, 2012 and 2011

(in thousands, except per share amounts)

(Unaudited)

	Three months ended Sept. 30,		Percent
	2012	2011	change
OPERATING REVENUE:
Scheduled service revenue	$133,086	$125,545	6.0
Ancillary revenue:
Air-related charges	59,915	44,905	33.4
Third party products	9,036	7,842	15.2
Total ancillary revenue	68,951	52,747	30.7

Fixed fee contract revenue	12,084	9,676	24.9
Other revenue	2,743	3,532	(22.3)
Total operating revenue	216,864	191,500	13.2

OPERATING EXPENSES:
Aircraft fuel	89,928	84,118	6.9
Salary and benefits	32,865	29,517	11.3
Station operations	18,601	17,154	8.4
Maintenance and repairs	18,311	21,075	(13.1)
Sales and marketing	4,190	4,919	(14.8)
Aircraft lease rentals	-	303	(100.0)
Depreciation and amortization	15,704	10,676	47.1
Other	8,517	7,007	21.5
Total operating expenses	188,116	174,769	7.6

OPERATING INCOME	28,748	16,731	71.8
As a percent of total operating revenue	13.3%	8.7%
OTHER (INCOME) EXPENSE:
Loss (earnings) from unconsolidated affiliates, net	(92)	(78)	17.9
Interest income	(230)	(338)	(32.0)
Interest expense	2,255	2,255	0.0
Total other (income) expense	1,933	1,839	5.1

INCOME BEFORE INCOME TAXES	26,815	14,892	80.1
As a percent of total operating revenue	12.4%	7.8%

PROVISION FOR INCOME TAXES	9,929	5,406	83.7

NET INCOME	$16,886	$9,486	78.0
Net loss attributable to noncontrolling interest	(59)	-
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$16,945	$9,486	78.6

Earnings per share to common stockholders (1):
Basic	$0.88	$0.50	76.0
Diluted	$0.87	$0.49	77.6

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,116	18,940	0.9
Diluted	19,305	19,128	0.9

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Page # 6

Allegiant Travel Company

Operating Statistics

Three Months Ended September 30, 2012 and 2011

(Unaudited)

	Three months ended Sept. 30,		Percent
	2012	2011	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,727,117	1,578,645	9.4
Revenue passenger miles (RPMs) (thousands)	1,598,861	1,425,002	12.2
Available seat miles (ASMs) (thousands)	1,828,576	1,593,766	14.7
Load factor	87.4%	89.4%	(2.0)
Operating revenue per ASM (RASM) (cents)	11.86	12.02	(1.3)
Operating expense per ASM (CASM) (cents)	10.29	10.97	(6.2)
Fuel expense per ASM (cents)	4.92	5.28	(6.8)
Operating CASM, excluding fuel (cents)	5.37	5.69	(5.6)
Operating expense per passenger	$108.92	$110.71	(1.6)
Fuel expense per passenger	$52.07	$53.28	(2.3)
Operating expense per passenger, excluding fuel	$56.85	$57.43	(1.0)
ASMs per gallon of fuel	63.3	59.1	7.1
Departures	13,080	12,527	4.4
Block hours	29,644	28,050	5.7
Average stage length (miles)	860	845	1.8
Average number of operating aircraft during period	61.9	52.3	18.4
Average block hours per aircraft per day	5.2	5.8	(10.3)
Full-time equivalent employees at period end	1,775	1,545	14.9
Fuel gallons consumed (thousands)	28,881	26,973	7.1
Average fuel cost per gallon	$3.11	$3.12	(0.3)

Scheduled service statistics
Passengers	1,617,031	1,478,046	9.4
Revenue passenger miles (RPMs) (thousands)	1,519,124	1,347,896	12.7
Available seat miles (ASMs) (thousands)	1,686,230	1,462,636	15.3
Load factor	90.1%	92.2%	(2.1)
Departures	11,320	10,834	4.5
Average passengers per departure	143	136	5.1
Scheduled service seats per departure	161.9	150.9	7.3
Block hours	26,781	25,306	5.8
Yield (cents)	8.76	9.31	(5.9)
Scheduled service revenue per ASM (PRASM) (cents)	7.89	8.58	(8.0)
Total ancillary revenue per ASM (cents)	4.09	3.61	13.3
Total scheduled service revenue per ASM (TRASM) (cents)	11.98	12.19	(1.7)
Average fare - scheduled service	$82.30	$84.94	(3.1)
Average fare - ancillary air-related charges	$37.05	$30.38	22.0
Average fare - ancillary third party products	$5.59	$5.31	5.3
Average fare - total	$124.94	$120.63	3.6
Average stage length (miles)	910	892	2.0
Fuel gallons consumed (thousands)	26,343	24,435	7.8
Average fuel cost per gallon	$3.31	$3.32	(0.3)
Percent of sales through website during period	90.6%	88.2%	2.4

* Except load factor and percent of sales through website, which is percentage point change.

Page # 7

Allegiant Travel Company

Consolidated Statements of Income

Nine Months Ended September 30, 2012 and 2011

(in thousands, except per share amounts)

(Unaudited)

	Nine months ended Sept. 30,		Percent
	2012	2011	change
OPERATING REVENUE:
Scheduled service revenue	$446,368	$387,387	15.2
Ancillary revenue:
Air-related charges	172,537	136,212	26.7
Third party products	27,940	23,122	20.8
Total ancillary revenue	200,477	159,334	25.8

Fixed fee contract revenue	31,530	31,168	1.2
Other revenue	7,506	7,291	2.9
Total operating revenue	685,881	585,180	17.2

OPERATING EXPENSES:
Aircraft fuel	286,557	249,759	14.7
Salary and benefits	99,362	90,266	10.1
Station operations	57,702	50,180	15.0
Maintenance and repairs	54,868	57,422	(4.4)
Sales and marketing	15,141	15,576	(2.8)
Aircraft lease rentals	-	948	(100.0)
Depreciation and amortization	40,836	30,722	32.9
Other	24,488	25,037	(2.2)
Total operating expenses	578,954	519,910	11.4

OPERATING INCOME	106,927	65,270	63.8
As a percent of total operating revenue	15.6%	11.2%
OTHER (INCOME) EXPENSE:
Loss (earnings) from unconsolidated affiliates, net	(56)	(92)	(39.1)
Interest income	(741)	(1,000)	(25.9)
Interest expense	6,529	5,286	23.5
Total other (income) expense	5,732	4,194	36.7

INCOME BEFORE INCOME TAXES	101,195	61,076	65.7
As a percent of total operating revenue	14.8%	10.4%

PROVISION FOR INCOME TAXES	37,423	22,488	66.4

NET INCOME	$63,772	$38,588	65.3
Net loss attributable to noncontrolling interest	(59)	-
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$63,831	$38,588	65.4

Earnings per share to common stockholders (1):
Basic	$3.32	$2.03	63.5
Diluted	$3.29	$2.01	63.7

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,053	18,927	0.7
Diluted	19,260	19,109	0.8

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Page # 8

Allegiant Travel Company

Operating Statistics

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	Nine months ended Sept. 30,		Percent
	2012	2011	change*
OPERATING STATISTICS
Total system statistics
Passengers	5,320,823	4,678,885	13.7
Revenue passenger miles (RPMs) (thousands)	4,935,215	4,276,723	15.4
Available seat miles (ASMs) (thousands)	5,607,485	4,788,343	17.1
Load factor	88.0%	89.3%	(1.3)
Operating revenue per ASM (RASM) (cents)	12.23	12.22	0.1
Operating expense per ASM (CASM) (cents)	10.32	10.86	(5.0)
Fuel expense per ASM (cents)	5.11	5.22	(2.1)
Operating CASM, excluding fuel (cents)	5.21	5.64	(7.6)
Operating expense per passenger	$108.81	$111.12	(2.1)
Fuel expense per passenger	$53.86	$53.38	0.9
Operating expense per passenger, excluding fuel	$54.95	$57.74	(4.8)
ASMs per gallon of fuel	62.2	58.8	5.8
Departures	40,813	37,194	9.7
Block hours	94,387	85,694	10.1
Average stage length (miles)	869	859	1.2
Average number of operating aircraft during period	59.6	51.5	15.7
Average block hours per aircraft per day	5.8	6.1	(4.9)
Fuel gallons consumed (thousands)	90,170	81,386	10.8
Average fuel cost per gallon	$3.18	$3.07	3.6

Scheduled service statistics
Passengers	5,015,066	4,384,370	14.4
Revenue passenger miles (RPMs) (thousands)	4,708,257	4,031,758	16.8
Available seat miles (ASMs) (thousands)	5,206,489	4,366,323	19.2
Load factor	90.4%	92.3%	(1.9)
Departures	35,803	32,226	11.1
Average passengers per departure	140	136	2.9
Scheduled service seats per departure	158.0	150.3	5.1
Block hours	86,145	77,019	11.8
Yield (cents)	9.48	9.61	(1.4)
Scheduled service revenue per ASM (PRASM) (cents)	8.57	8.87	(3.4)
Total ancillary revenue per ASM (cents)	3.85	3.65	5.5
Total scheduled service revenue per ASM (TRASM) (cents)	12.42	12.52	(0.8)
Average fare - scheduled service	$89.01	$88.36	0.7
Average fare - ancillary air-related charges	$34.40	$31.07	10.7
Average fare - ancillary third party products	$5.57	$5.27	5.7
Average fare - total	$128.98	$124.70	3.4
Average stage length (miles)	914	901	1.4
Fuel gallons consumed (thousands)	82,889	73,483	12.8
Average fuel cost per gallon	$3.37	$3.30	2.1
Percent of sales through website during period	89.8%	88.6%	1.2

* Except load factor and percent of sales through website, which is percentage point change.

Page # 9

Allegiant Travel Company

Non-GAAP Presentations

Quarters Ended September 30, 2012 and 2011

(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended Sept. 30,		Percent
(in thousands)	2012	2011	change
Net income attributable to Allegiant Travel Company	$16,945	$9,486	78.6
Plus (minus)
Interest income	(230)	(338)	(32.0)
Interest expense	2,255	2,255	-
Provision for income taxes	9,929	5,406	83.7
Depreciation and amortization	15,704	10,676	47.1
EBITDA	$44,603	$27,485	62.3

###

Page # 10